UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2009

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 27, 2009, American Tower Corporation (the “Company”) issued press releases announcing a proposed institutional private placement of $300.0 million aggregate principal amount of senior unsecured notes due 2019 and the launch of a cash tender offer for any and all of its outstanding $225.0 million 7.50% senior notes due 2012. In addition, on May 27, 2009, the Company issued a press release announcing that it had completed the acquisition of XCEL Telecom Private Ltd. The Company’s press releases, each dated May 27, 2009, are filed herewith as Exhibits 99.1, 99.2 and 99.3, and are incorporated by reference herein.

An excerpt from the “Recent Developments” section of the senior notes preliminary confidential offering circular is filed herewith as Exhibit 99.4, and is incorporated by reference herein.

An excerpt from the “Selected Historical Consolidated Financial Data” section of the senior notes preliminary confidential offering circular is filed herewith as Exhibit 99.5, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 27, 2009.

99.2	Press release, dated May 27, 2009.

99.3	Press release, dated May 27, 2009.

99.4	An excerpt from the “Recent Developments” section of the American Tower Corporation senior notes preliminary confidential offering circular.

99.5	An excerpt from the “Selected Historical Consolidated Financial Data” section of the American Tower Corporation senior notes preliminary confidential offering circular.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: May 27, 2009	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 27, 2009.

99.2	Press release, dated May 27, 2009.

99.3	Press release, dated May 27, 2009.

99.4	An excerpt from the “Recent Developments” section of the American Tower Corporation senior notes preliminary confidential offering circular.

99.5	An excerpt from the “Selected Historical Consolidated Financial Data” section of the American Tower Corporation senior notes preliminary confidential offering circular.